                                                                    Exhibit 99.1

                            Explanation of Responses

(1)  The number of shares acquired of represents the aggregate of all shares issued upon the conversion (also referred to as a net exercise) of Common

     Stock Purchase Warrants disposed of as reported on Table II (the "Purchase

     Warrants"). Upon surrender of the Purchase Warrants listed below, the

     Issuer delivered to the holder of the Purchase Warrants (without payment by such holder of any exercise price other than surrender of the Purchase

     Warrants) an aggregate of 24,118 shares of Common Stock. The number of shares issued upon the conversion of each Purchase Warrant is equal to the quotient obtained by dividing (x) the value of the Purchase Warrant on the

     April 14, 2004 date of exercise, which value was determined by subtracting

     (A) the aggregate exercise price of the Purchase Warrant shares immediately prior to the exercise thereof from (B) the aggregate fair market value of the Purchase Warrant shares issuable upon exercise of the Purchase Warrant on the April 14, 2004 date of exercise, by (y) the fair market value of one share of the Issuer's Common Stock on the date of exercise.
Warrant Expiration Date   Warrant Shares Disposed of   Shares Issued Upon Conversion
-----------------------   --------------------------   -----------------------------
10/17/2006                      1,222                            1,220
11/14/2006                      1,222                            1,220
12/17/2006                      1,222                            1,220
02/10/2007                      1,222                            1,220
07/26/2004                        569                              568
07/27/2004                      1,897                            1,894
09/19/2004                        953                              951
10/11/2004                      1,423                            1,421
10/28/2004                      1,423                            1,421
01/13/2005                        366                              365
02/17/2005                        305                              304
03/13/2005                        435                              434
12/20/2004                        611                              610
02/07/2006                      1,212                            1,210
06/20/2005                      1,734                            1,732
07/13/2005                        867                              865
06/20/2005                        867                              865
09/27/2005                        867                              865
10/27/2005                        867                              865
01/10/2006                      1,190                            1,188
09/30/2006                      1,222                            1,220
06/11/2006                      2,464                            2,460
Total:                      24,160                           24,118

(2) Consists of shares held of record by each of the entities listed below. Mr.
    Leschly is a (i) Managing Member of Rho Management Ventures IV, LLC, which is the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP),
    L.P.; (ii) Managing Director of Rho Capital Partners Verwaltungs GmbH,
    which is the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG;
    and (iii) Managing Partner of Rho Capital Partner, Inc., the investment advisor to Rho Management Trust II. Mark Leschly has a pecuniary interest in certain of the grantors to Rho Management Trust II. Mr. Leschly disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed and admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.
                                          No. of Shares of Common Stock Acquired    No. of Shares of
Common Stock Beneficially
Holder                                    in Reported Acquisition of 24,118 Shares   Owned Following
Reported Transaction
Rho Ventures IV, L.P.                                                                                  378,884 shares
Rho Ventures IV (QP), L.P.                                                                            891,990 shares
Rho Ventures GmbH & Co. Beteiligungs KG                                                                929,582
shares
Rho Management Trust II                                  24,118 shares                               3,268,877
shares
Total:                                                   24,118 shares                               5,469,333 shares
(3) The option vests and becomes exercisable in four equal annual installments of 1,250 shares on each of November 14, 2001, 2002, 2003 and 2004.
(4) The option vests and becomes exercisable in four equal annual installments of 1,250 shares on each of November 20, 2002, 2003, 2004 and 2005.
(5) The option vests and becomes exercisable in four equal annual installments of 1,250 shares on each of November 19, 2003, 2004, 2005 and 2006.